EXHIBIT 16.1
                  [LETTERHEAD OF SCHWARTZ LEVITSKY FELDMAN LLP]

February 14, 2006


US Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, NW
Washington, DC  20549

Dear Sirs:

We have read the statements of OSK Capital II Corp. pertaining to our firm included under Item 4.01 of Form 8-K/A dated February 7, 2006 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.


Very truly yours,


/s/ Schwartz Levitsky Feldman LLP

Montreal, Quebec, Canada
February 14, 2006